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                                                                   EXHIBIT 10.41

                        FIRST AMENDMENT TO NOTE AGREEMENT
                     AND PREFERRED STOCK PURCHASE AGREEMENT

         This First Amendment to Note Agreement and Preferred Stock Purchase Agreement (this "Amendment") is entered into as of November 3, 1999, by and between Scios Inc., a Delaware corporation formerly known as "Scios Nova Inc." (the "Company"), and Genentech, Inc., a Delaware corporation (the "Lender").

                                    RECITALS

         A. The Company and the Lender entered into a Note Agreement dated as of December 30, 1994 (the "Note Agreement"), pursuant to which Lender has made an interest-bearing loan of $30,000,000 to the Company (the "Loan"). The Loan is due and payable in full on December 31, 2002.

         B. The Note Agreement authorizes and permits the Company to repay the principal balance of and all accrued and unpaid interest under the Note through cash payments, the Company's issuance to the Lender of shares of the Company's common stock ("Note Shares"), or a combination of both.

         C. The Company and the Lender also entered into a Preferred Stock Purchase Agreement dated as of December 30, 1994 (the "Stock Agreement"), pursuant to which (among other things) the Company agreed to cause the Note Shares to be registered under the circumstances described therein.

         D. The parties wish to amend the Note Agreement and the Stock Agreement as set forth herein.

                                    AGREEMENT

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. AMENDMENT OF SECTION 3 OF THE NOTE AGREEMENT

         The first paragraph of Section 3 of the Note Agreement is hereby amended and restated to read in its entirety as follows:

         "3. Payment. The principal amount of and interest accrued on this Note shall be payable, at the option of the Company, by either of the following means or a combination thereof:

             (a) in cash denominated in the currency of the United States of America (a "Cash Payment"); or

             (b) by the issuance from time to time of Series B Preferred Stock of the Company with the rights and preferences as described in Exhibit 1 hereto and, for


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             c)  purposes of determining the amount paid against the Note, valuing each share of Series B Preferred Stock as equal to the product of multiplying (X) the average closing price of the Company's Common Stock (as reported by NASDAQ, or as traded on a securities exchange, as applicable) over the thirty-day period ending on the day preceding the payment by
                 (Y) 100, (a "Stock Payment");

                 PROVIDED, HOWEVER, that: (i) in no event shall the Company repay more than Twenty Five Million Dollars ($25,000,000) of the Note by Stock Payments; (ii) in no event shall Company have the right to apply more than eight (8) separate Stock Payments toward repayment of the Note; (iii) not later than the earlier of the date of the first Stock Payment or January 30, 2000, Company will make a $2,000,000 Cash Payment under the Note; and (iv) contemporaneously with each Stock Payment, the Company will make a Cash Payment determined under the following formula:

                             Amount of Cash Payment = C  x  (A-B)
                                                      -
                                                      B

                 Where:

                 A equals the aggregate amount (principal and interest) outstanding under the Note, calculated immediately prior to such Stock Payment;

                 B equals the amount of the remaining permitted Stock Payments under the Note, calculated immediately prior to such Stock Payment; and

                 C equals the amount of the current Stock Payment.

Payments of principal and accrued interest shall be made at the address of the Lender, set forth in the Collaboration Agreement, or such other place as the Lender shall have notified the Company in writing at least five days before such payment is due. All payments in respect of this Note shall be applied first to accrued and unpaid interest hereon, and thereafter to the unpaid principal amount hereof. This Note may be prepaid by the Company without penalty, in whole or in part by any of the means described above at any time."

2.   UNDERSTANDINGS WITH RESPECT TO REGISTRATION AND RESALE OF NOTE SHARES

         The parties agree that the Company's obligation to register any Note Shares is governed by the Stock Agreement. The Lender hereby agrees that notwithstanding any contrary provision of the Stock Agreement or the Note
Agreement: (A) none of the Note Shares shall be sold, assigned or transferred prior to December 30, 2002 except with the prior written approval of the Company, which the Company may grant or withhold in its sole discretion; and (B) and the Company shall not be required to file any registration statement prior to December 30, 2002 pursuant to the Stock Agreement to register any of the Note Shares unless, following a written request by the Lender, the Company determines in its sole discretion to effect such registration


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because it believes that market conditions are then suitable for a sale of all or a portion of the Note Shares. The Company agrees that: (A) if after December 30, 2002 and before January 20, 2003 Lender requests the filing of a registration statement covering the Note Shares pursuant to the Stock Agreement, Company will use reasonable efforts to cause such registration statement to become effective not later than February 15, 2003; and (B) in connection with any registration of Note Shares pursuant to the Stock Agreement, the Company will use reasonable efforts (to the extent permitted by applicable securities laws and other legal requirements) to support the sale of the Note Shares by the Lender in the public market through interactions with potential investors and analysts designed to educate them about the Company.

3.       AMENDMENT OF SECTION 5 OF THE STOCK AGREEMENT

Section 5 of the Stock Agreement is hereby amended by adding the following new subsection (f):

                  "(f) The Purchaser may sell, assign or transfer all or a portion of the Securities and the Note Shares to a third party or related party investor (each, an "Investor"); provided, that such transfers shall not exceed four (4) in total and shall in the aggregate across all transfers be to no more than six (6) separate Investors. In the event of a transfer to one or more Investors under this Section 5(f), the rights granted to the Purchaser under Section 8 of this Agreement to cause the Company to register the Securities and the Note Shares may be transferred or assigned by Purchaser to the Investor(s); provided, that the Company is given written notice of such transfer, stating the name and address of the Investor(s) and identifying the Securities and/or Note Shares with respect to which such registration rights are being transferred or assigned, and provided further, that the Investor(s) assumes the obligations of such Purchaser under Section 8 of this Agreement (in which case, the Investor(s) becomes a "Holder'" as defined under Section 8(a) of this Agreement, for purposes of this Agreement)." Notwithstanding the foregoing, this subsection in no way limits the Purchaser's right to sell any Securities or Note Shares to another party pursuant to the provisions of Rule 144 or an effective registration statement under the Act.

4.    MISCELLANEOUS

         The parties agree and confirm that the Note Agreement and Stock Agreement shall remain in full force and effect in accordance with their original terms except as amended hereby. This Amendment shall be construed and enforced in accordance with the laws of the State of California without regard to principles of conflicts of laws. This Amendment may be executed in counterparts.


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         IN WITNESS WHEREOF, this First Amendment to Note Agreement and
Preferred Stock Purchase Agreement has been executed and delivered as of the date first above written by duly authorized representatives of the Company and the Lender.

         SCIOS INC.

                  /s/ Richard B. Brewer

         By:
            --------------------------------------------
                  Richard B. Brewer
                  President and Chief Executive Officer


         GENENTECH, INC.

                  /s/Brad Goodwin

         By:
            --------------------------------------------

         Name:    Brad Goodwin

         Its:     VP - Finance





Doc. # 68727v2


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